As filed with the Securities and Exchange Commission on June 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

STRATAGENE CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	33-0683641

(State of incorporation)	(I.R.S. Employer Identification No.)
11011 North Torrey Pines Road
La Jolla, California 92037
(858) 535-5400
(Address of principal executive offices, including zip code, and telephone number)

Amended and Restated Stratagene Corporation 2000 Stock Option Plan

Stratagene Corporation 2004 Independent Directors Option Plan
Stratagene Corporation Employee Stock Purchase Plan
Hycor Biomedical Inc. 2001 Stock Option Plan
Hycor Biomedical Inc. 1992 Incentive Stock Plan
Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors
(Full title of the plans)

Joseph A. Sorge, M.D.

Chairman, Chief Executive Officer
and President
Stratagene Corporation
1011 North Torrey Pines Road
La Jolla, California 92037
(858) 535-5400
(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Thomas A. Edwards, Esq.
Latham & Watkins LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
(619) 236-1234

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			Maximum	Maximum
Title	Amount		Offering	Aggregate	Amount of
of Securities to	to be		Price	Offering	Registration
be Registered	Registered(1)		Per Share	Price	Fee
Common Stock $0.0001 par value	1,162,036	(2)	$8.17 (3)	$9,493,834.10	$1,202.87
Common Stock $0.0001 par value	2,137,964	(4)	$8.17 (5)	$17,467,165.88	$2,213.09
Common Stock $0.0001 par value	756,915	(6)	$5.34 (7)	$4,041,929.10	$512.11
Common Stock $0.0001 par value	1,000,000	(8)	$8.17 (3)	$8,170,000	$1,035.14

Total	5,056,915		—	$39,172,929.08	$4,963.21

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), that become issuable under any of the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Represents 1,162,036 shares of Common Stock available for future grants under the Amended and Restated Stratagene Corporation 2000 Stock Option Plan and the Stratagene Corporation 2004 Independent Directors Option Plan.

(3)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is based on the average ($8.17) of the high ($8.41) and low ($7.92) prices for the Registrant’s Common Stock reported by the Nasdaq National Market on June 15, 2004.

(4)	Represents 2,137,964 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Amended and Restated Stratagene Corporation 2000 Stock Option Plan and the Stratagene Corporation 2004 Independent Directors Option Plan.

(5)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined based on the weighted average exercise price of the outstanding options granted under the Amended and Restated Stratagene Corporation 2000 Stock Option Plan and the Stratagene Corporation 2004 Independent Directors Option Plan.

(6)	Represents 756,915 shares of Common Stock reserved for issuance upon the exercise of outstanding options granted under the Hycor Biomedical Inc. 2001 Stock Option Plan, the Hycor Biomedical Inc. 1992 Incentive Stock Plan, and the Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors.

(7)	This estimate is made pursuant to Rule 457(h) solely for purposes of calculating the registration fee, and is determined based on the weighted average exercise price of the outstanding options granted under the Hycor Biomedical Inc. 2001 Stock Option Plan, the Hycor Biomedical Inc. 1992 Incentive Stock Plan, and the Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors.

(8)	Represents 1,000,000 shares of Common Stock available for future issuance under the Stratagene Corporation Employee Stock Purchase Plan.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the plans are exercised.

PART I
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 5.1
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4
EXHIBIT 10.5
EXHIBIT 10.6
EXHIBIT 23.1
EXHIBIT 23.2

EXPLANATORY NOTE

     Stratagene Corporation (the “Company”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register shares of Common Stock issuable pursuant to the Amended and Restated Stratagene Corporation 2000 Stock Option Plan, the Stratagene Corporation 2004 Independent Directors Option Plan, the Stratagene Corporation Employee Stock Purchase Plan, the Hycor Biomedical Inc. 2001 Stock Option Plan, the Hycor Biomedical Inc. 1992 Incentive Stock Plan, and the Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors. In June 2004, the Company acquired Hycor Biomedical Inc. (“Hycor”). In connection with the acquisition of Hycor, the Company assumed the Hycor plans listed above and all the options then outstanding under each of these plans, which options became exercisable for Common Stock of the Company.

PART I

INFORMATION REQUIRED IN THE SECTION 10 (a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the “SEC”) by the Company, are incorporated by reference in this Registration Statement:

(a)	the Company’s Registration Statement on Form S-4 (File No. 333-109420), as amended, which contains audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (File No. 000-50786) filed with the SEC on June 14, 2004;

(c)	the Company’s Current Reports on Form 8-K (File No. 000-50786) filed with the SEC on June 4, 2004, and June 14, 2004; and

(d)	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 3,

2004, including any subsequent amendment or report filed for the purpose of amending such description.

The following documents previously filed with the SEC by Hycor are incorporated by reference in this Registration Statement:

(a)	Hycor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (File No. 000-11647), filed with the SEC on March 30, 2004;

(b)	Hycor’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 (File No. 000-11647), filed with the SEC on May 14, 2004; and

(c)	Hycor’s Current Reports on Form 8-K (File Nos. 000-11647) filed with the SEC on March 3, 2004, March 4, 2004, March 30, 2004 and April 27, 2004.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Delaware law provides that a corporation’s certificate of incorporation may include a provision limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law permits a corporation to indemnify any director, officer, employee or agent of the corporation for expenses, monetary damages, fines and settlement amounts to the extent the person acted in good faith and in a manner he or she believed to be in the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the conduct was unlawful.

     Delaware law does not permit indemnification if the person is held liable to the corporation except to the extent that an appropriate court concludes, upon application by the person, that despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnification for those expenses that the court deems proper. No provision can eliminate or limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the Company or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock purchases or redemptions;

•	any transaction from which the director derived an improper personal benefit; or

 •  any act or omission before the adoption of a provision eliminating or limiting the liability of a director for breach of fiduciary duty in the certificate of incorporation.

     The Company’s certificate of incorporation and bylaws limit or eliminate the liability of directors to the fullest extent permitted by Delaware law and require indemnification to the maximum extent permitted by Delaware law, provided that the Company is only required to provide a single counsel for its indemnified officers and directors as a group unless otherwise required by law or by written agreement.

Item 7. Exemption From Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:

Exhibit
Number	Document
5.1	Opinion of Latham & Watkins LLP

10.1	Amended and Restated Stratagene Corporation 2000 Stock Option Plan

10.2	Stratagene Corporation 2004 Independent Directors Option Plan

10.3	Stratagene Corporation Employee Stock Purchase Plan

10.4	Hycor Biomedical Inc. 2001 Stock Option Plan

10.5	Hycor Biomedical Inc. 1992 Incentive Stock Plan

10.6	Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

Exhibit
Number	Document
23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or

15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 16th day of June, 2004.

STRATAGENE CORPORATION
By:	/s/ Joseph A. Sorge, M.D.
Joseph A. Sorge, M.D.
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY

     We, the undersigned officers and directors of Stratagene Corporation, and each of us, do hereby constitute and appoint Joseph A. Sorge, M.D. our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
/s/ Joseph A. Sorge, M.D. Joseph A. Sorge, M.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	June 16, 2004
/s/ Reginald P. Jones Reginald P. Jones	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 16, 2004
/s/ J. David Tholen J. David Tholen	Director	June 16, 2004

Signature	Title	Date
/s/ Carlton J. Eibl Carlton J. Eibl	Director	June 16, 2004
John C. Reed	Director
/s/ Robert Manion Robert Manion	Director	June 16, 2004

INDEX TO EXHIBITS

Exhibit
Number	Document
5.1	Opinion of Latham & Watkins LLP

10.1	Amended and Restated Stratagene Corporation 2000 Stock Option Plan

10.2	Stratagene Corporation 2004 Independent Directors Option Plan

10.3	Stratagene Corporation Employee Stock Purchase Plan

10.4	Hycor Biomedical Inc. 2001 Stock Option Plan

10.5	Hycor Biomedical Inc. 1992 Incentive Stock Plan

10.6	Hycor Biomedical Inc. Nonqualified Stock Option Plan for Non-Employee Directors

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.3	Consent of Latham & Watkins LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this Registration Statement)